ML MBS Services Limited

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2009 AND
FOR THE  YEAR ENDED DECEMBER 31, 2009

ML MBS SERVICES LIMITED
INDEX TO FINANCIAL STATEMENT SCHEDULES

Page

Report of Independent Auditors	2

Statement of Earnings	3

Balance Sheet	4

Notes to the financial statements	5-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of ML MBS Services Limited:

In our opinion, the accompanying balance sheet and the related statement of earnings present fairly, in all material respects, the financial position of ML MBS Services Limited (the “Company”) at December 31, 2009, and the results of its operations for the period then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. The financial statements of the Company as of December 26, 2008 and for the year then ended were audited by other auditors whose report dated March 31, 2009 expressed an unqualified opinion on those statements.

PricewaterhouseCoopers LLP
30 March 2010

ML MBS SERVICES LIMITED
STATEMENT OF EARNINGS

For the year ended December 31, 2009
£m

Principal transactions income, net	-

NET EARNINGS	-

Statements of earnings for the year ended 26 December 2008 and 28 December 2007 are not presented as there was no income for either of these periods.

The accompanying notes are an integral part of the financial statements.

ML MBS SERVICES LIMITED
BALANCE SHEET

	Note	As at December 31, 2009	As at December 31, 2009	As at December 26, 2008	As at December 26, 2008
		£m	£m	£m	£m

ASSETS

Trading assets, at fair value	4
- Affiliates		953		1,307

TOTAL ASSETS			953		1,307

LIABILITIES

Trading liabilities, at fair value	4
- Affiliates		-		-
- Non-affiliates		953		1,307

			953		1,307
TOTAL LIABILITIES

			-		-

MEMBER’S EQUITY

Contributed Capital (£1 per share; 2 shares issued)	6		-		-

TOTAL MEMBER’S EQUITY			-		-

Balance sheet as at 26 December 2009 is not materially different to 31 December 2009.

The accompanying notes are an integral part of the financial statements.

ML MBS SERVICES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Organization

ML MBS Services Limited (hereinafter referred to as the “Company”) is a Limited Liability Company registered in the United Kingdom.

The Company's financial period consisted of a fifty-three (2008: fifty-two) week period ending on 31 December (2008: 26 December). The Company has aligned its financial year with that of its ultimate parent company, Bank of America Corporation ("BAC"), following the completion of the all-stock acquisition of Merrill Lynch & Co., Inc. by BAC on 1st January 2009.

The Company is a wholly-owned subsidiary of Merrill Lynch European Asset Holdings Inc., a U.S. incorporated legal entity. The ultimate parent company and controlling party is Bank of America Corporation (BAC), a company incorporated in the State of North Carolina in the United States of America.

Nature of Operations

The Company is principally engaged in intermediating cross-currency swaps.

NOTE 2. BASIS OF PREPARATION

The financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America.

The preparation of the financial statements require management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses.  Actual results may differ from estimates.

Principal transactions income, net, comprises unrealised gains and losses on trading assets and liabilities, carried at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between marketplace participants. Gains and losses are recognised on a trade date basis.

The functional and reporting currency of the Company is the British Pound.  The financial statements are presented in British Pounds.

NOTE 3. NEW ACCOUNTING PRONOUNCEMENTS

In March 2008, the FASB amended Derivatives Accounting to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. The amendments apply to all derivative instruments within the scope of Derivatives Accounting. The Company adopted the amendments to Derivatives Accounting on January 1, 2009, effective prospectively.

ML MBS SERVICES LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

NOTE 3. NEW ACCOUNTING PRONOUNCEMENTS

In September 2008, the FASB issued new guidance which requires a seller of credit derivatives to provide certain disclosures for each credit derivative (or group of similar credit derivatives). The new guidance also requires guarantors to disclose “the current status of payment/performance risk of guarantees” and clarifies the effective date of the new guidance relative to derivative instruments discussed above. The adoption of this new guidance did not have a material impact on the Company’s financial statements.

In June 2009, the FASB issued guidance which established the FASB Accounting Standards Codification (“Codification”). The Codification became the source of authoritative United States GAAP recognized by the FASB to be applied by nongovernmental entities. The Codification did not change GAAP and was effective for interim and annual periods ending after September 15, 2009.

NOTE 4. TRADING ASSETS AND LIABILITIES, AT FAIR VALUE

The Company’s trading assets and liabilities relate to cross-currency swaps. All cross-currency swaps are carried at fair value with changes reflected in principal transactions income, net. All transactions are measured using Level 2 inputs, that are observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments and derivative contracts where value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data. This category generally includes U.S. government and agency mortgage-backed debt securities, corporate debt securities, derivative contracts, residential mortgage loans and certain Loans Held For Sale.

NOTE 5.  TRANSACTIONS WITH RELATED PARTIES

The Company intermediates all trades with Merrill Lynch International Bank Limited, an affiliated entity.

The cost and expenses incurred on behalf of the Company’s organization and ongoing activities, including legal and audit fees, were borne by Merrill Lynch Europe Limited, an affiliated entity.

All related party transactions have been made on an arm’s length basis.

NOTE 6.  MEMBER’S EQUITY

The Company has authorized share capital of 100 ordinary shares at £1 per share and has in issue 2 ordinary shares at £1 per share.  Merrill Lynch European Asset Holdings Inc. subscribed those shares.

ML MBS SERVICES LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

NOTE 7. CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2009, AND FOR THE  YEAR ENDED DECEMBER 26, 2008

No cash has been used or received from operating, investing or financing activities for the year ended December 31, 2009, and for the year ended December 26, 2008. As a result, a Statement of Cash Flows has not been presented.

NOTE 8. CONCENTRATION

All transactions are with either Merrill Lynch International Bank Limited or an unaffiliated special purpose entity that is unrated. The special purpose entity is used by an unaffiliated company to issue structured notes.

NOTE 9. RISK MANAGEMENT

All market and credit risk is borne by Merrill Lynch International Bank Limited, an affiliated entity.

NOTE 10. TAXES

As the Company generates no income no tax liabilities are incurred.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated the effects of events that have occurred subsequent to December 31, 2009 and through the date of the issuance of these financial statements.